                             AMENDED AND RESTATED

                        INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made the 1st day of January, 2005, by and between
OPPENHEIMER MULTI-STATE MUNICIPAL TRUST (hereinafter referred to as the
"Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

            WHEREAS,  the  Trust  is  an  open-end,   non-diversified   series
investment  company  registered  as such  with  the  Securities  and  Exchange
Commission (the  "Commission")  pursuant to the Investment Company Act of 1940
(the "Investment Company Act"), and OFI is a registered investment adviser;

            WHEREAS,  OPPENHEIMER  PENNSYLVANIA MUNICIPAL FUND (the "Fund") is
a series of the Trust  having a separate  portfolio,  investment  policies and investment restrictions;

            NOW,  THEREFORE,  in  consideration  of the  mutual  promises  and covenants  hereinafter set forth, it is agreed by and between the parties,  as follows:

1.          General Provision.

            The Fund hereby  employs OFI and OFI hereby  undertakes  to act as the  investment  adviser  of the Fund and to  perform  for the Fund such other duties  and  functions  as  are  hereinafter  set  forth.  OFI  shall,  in all matters,  give to the Fund and its Board of  Trustees  the benefit of its best judgment,  effort,  advice and recommendations and shall, at all times conform to,  and use its  best  efforts  to  enable  the  Fund to  conform  to (i) the provisions  of the  Investment  Company  Act  and  any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or Federal  law;
(iii) the  provisions of the  Declaration  of Trust and By-Laws of the Fund as
amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees  of  the  Fund;   (v)  the   fundamental   policies  and   investment
restrictions of the Fund as reflected in its registration  statement under the
Investment  Company Act or as such policies may, from time to time, be amended by  the  Fund's  shareholders;  and  (vi)  the  Prospectus  and  Statement  of
Additional  Information  of  the  Fund  in  effect  from  time  to  time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  Trustees  and  officers of the Fund with respect to any matters  dealing with the business and affairs of the Fund including the  valuation of portfolio  securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.          Investment Management.

            (a)   OFI  shall,  subject  to the  direction  and  control by the
Fund's  Board  of  Trustees,  (i)  regularly  provide  investment  advice  and recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other  investments  for the Fund and the sale of securities and other investments held in the Fund's portfolio.

            (b)   Provided  that the Fund  shall  not be  required  to pay any compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

            (c)   Provided that nothing  herein shall be deemed to protect OFI from willful misfeasance,  bad faith or gross negligence in the performance of its duties,  or reckless  disregard of its  obligations  and duties under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

            (d)   Nothing in this  Agreement  shall prevent OFI or any officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  or in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  will not adversely affect  or  otherwise  impair  the  performance  by  OFI  of  its  duties  and obligations under this Agreement.

3.          Other Duties of OFI.

            OFI  shall,  at  its  own  expense,   provide  and  supervise  the
activities of all  administrative  and clerical personnel as shall be required to provide effective  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide officers for the Fund as the Fund's Board may request.

4.          Allocation of Expenses.

            All other costs and expenses of the Fund not expressly  assumed by
OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the Fund,  shall be paid by the  Fund,  including,  but not  limited  to:  (i)
interest and taxes; (ii) brokerage  commissions;  (iii) insurance premiums for fidelity and other coverage  requisite to its  operations;  (iv)  compensation and expenses of its trustees  other than those  associated or affiliated  with
OFI; (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the registration under Federal and state securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports,  notices and proxy materials to shareholders of the  Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any legal  obligation  which the Fund may have to  indemnify  its officers and  trustees  with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common  control with OFI who also serve as  officers,  trustees or  employees  of the Fund shall not receive any compensation from the Fund for their services.
 5.         Compensation of OFI.

            The  Fund  agrees  to pay OFI and OFI  agrees  to  accept  as full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net asset  value of the Fund as of the close of each  business  day and payable monthly at the following annual rates:

                  .60% of the first $200 million of net assets;
                  .55% of the next $100 million;
                  .50% of the next $200 million;
                  .45% of the next $250 million;
                  .40% of the next $250 million;
                  .35% of the net assets in excess of $1 billion

6.          Use of Name "Oppenheimer."

            OFI  hereby  grants  to  the  Fund a  royalty-free,  non-exclusive license  to use  the  name  "Oppenheimer"  in the  name  of the  Fund  for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law, such license shall allow the Manager to inspect and,  subject to control by the Fund's  Board,  control  the nature and  quality of services offered  by the  Fund  under  such  name  and may,  upon  termination  of this
Agreement,  be terminated by OFI, in which event the Fund shall  promptly take whatever  action  may be  necessary  to change  its name and  discontinue  any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.
The  name  "Oppenheimer"  may be used  by OFI in  connection  with  any of its activities, or licensed by OFI to any other party.

7.          Portfolio Transactions and Brokerage.

            (a)   OFI is  authorized,  in  arranging  the purchase and sale of the  Fund's  portfolio  securities,  to employ or deal  with such  members  of
securities  or  commodities   exchanges,   brokers  or  dealers   (hereinafter
"broker-dealers"),  as may, in its best judgment,  implement the policy of the
Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and reliable  execution at the most favorable  security  price  obtainable) of the
Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions  of  subparagraph  (c) of this  paragraph  7, the  benefit  of such investment  information  or research as will be of  significant  assistance to the performance by OFI of its investment management functions.

            (b)   OFI  shall  select   broker-dealers  to  effect  the  Fund's
portfolio  transactions  on the  basis of its  estimate  of their  ability  to obtain best execution of particular and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

            (c)   OFI shall have  discretion,  in the interest of the Fund, to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934)  and to cause  the  Fund to pay such  broker-dealers  a  commission  for effecting  a  portfolio  transaction  for the Fund  that is in  excess  of the amount of  commission  another  broker-dealer  adequately  qualified to effect such  transaction  would have charged for effecting that  transaction,  if OFI determines,  in good faith,  that such commission is reasonable in relation to the  value  of  the  brokerage  and/or  research  services  provided  by  such broker-dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of  OFI  or  its  affiliates  with  respect  to the accounts as to which they  exercise  investment  discretion.  In reaching such determination,  OFI  will not be  required  to  place  or  attempt  to place a specific dollar value on the brokerage  and/or research  services  provided or
being   provided   by  such   broker-dealer.   In   demonstrating   that  such
determinations  were made in good  faith,  OFI shall be  prepared to show that all  commissions  were allocated for purposes  contemplated  by this Agreement and that the total  commissions paid by the Fund over a representative  period selected by the Fund's  Trustees  were  reasonable in relation to the benefits to the Fund.

            (d)   OFI  shall  have  no  duty or  obligation  to  seek  advance competitive  bidding for the most favorable  commission rate applicable to any particular portfolio  transactions or to select any broker-dealer on the basis of its  purported  or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Trustees of the Fund and the provisions of this paragraph 7.

8.          Duration.

            This  Agreement  will  take  effect  on the date  first  set forth above.  Unless  earlier  terminated  pursuant  to  paragraph  10 hereof,  this
Agreement  shall remain in effect until December 31, 1991, and thereafter will continue in effect  from year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's  Board of  Trustees,  including  the vote of the  majority of the  Trustees of the Fund who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

 9.         Disclaimer of Shareholder Liability.

            OFI  understands and agrees that the obligations of the Fund under this  Agreement  are not binding upon any Trustee or  shareholder  of the Fund personally,  but bind only the Fund and the Fund's  property;  OFI  represents that it has notice of the  provisions of the  Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

10.         Termination.

            This  Agreement may be  terminated  (i) by OFI at any time without penalty  upon sixty  days'  written  notice to the Fund  (which  notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'  written  notice  to OFI  (which  notice  may be  waived  by OFI)
provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  Trustees  of the Fund then in office or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities of the Fund (as defined in the Investment Company Act).

11.         Assignment or Amendment.

            This  Agreement  may not be amended or the rights of OFI hereunder sold,  transferred,  pledged or otherwise in any manner encumbered without the affirmative  vote or written  consent of the  holders of a  "majority"  of the
outstanding   voting   securities   of  the   Fund.   This   Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

12.         Definitions.

            The terms and  provisions of this  Agreement  shall be interpreted and  defined  in a manner  consistent  with  the  provisions  and  definitions contained in the Investment Company Act.

                                          OPPENHEIMER   MULTI-STATE  MUNICIPAL
TRUST

                                    By: /s/ Robert G. Zack
                                        ------------------
                                     Robert G. Zack, Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        ------------------
                                    John V. Murphy, Chairman, President,
                                    Chief Executive Officer & Director

ADVISORY\740